SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                             Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to {section} 240.14a-11(c) or {section}240.14a-12

AURELIO RESOURCE CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or

Item 22(a)(2) of Schedule 14A.

☐	$500 per each party to the controversy pursuant to Exchange Act Rule 14a- 6(i)(3).

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

None

2)	Aggregate number of securities to which transaction applies:

None

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

-$0- no fee is payable pursuant to Rule 0-11(c) (ii)

4)	Proposed maximum aggregate value of transaction:

n/a

5)	Total fee paid:

$-0-

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

1)	Amount Previously Paid:

n/a

2)	Form, Schedule or Registration Statement No.:

n/a

3)	Filing Party:

n/a

4)	Date Filed:

n/a

AURELIO RESOURCE CORPORATION

5554 South Prince Street, Suite #200

Littleton, CO 80120

April 25, 2007

Dear Stockholder:

Our annual meeting of stockholders will be held at the Copper Queen Hotel, located at 11 Howell Avenue, Bisbee, Arizona, at 11:00 a.m., on May 18, 2007. The formal meeting notice and our proxy statement for the meeting are attached.

Each of the proposals to be presented at the annual meeting is described in the accompanying proxy statement. We urge you to carefully review the proxy statement which discusses each of the proposals in more detail.

Whether or not you attend the annual meeting, it is important that your shares of common stock be represented and voted at the annual meeting. Therefore, I urge you to sign, date and promptly return the enclosed proxy in the enclosed postage-paid envelope. Returning your completed proxy will ensure your representation at the annual meeting.

We look forward to seeing you on May 18, 2007.

Sincerely,

AURELIO RESOURCE CORPORATION

By:	/s/ Frederik Warnaars
Dr. Frederik Warnaars,
President and CEO

AURELIO RESOURCE CORPORATION

5554 South Prince Street, Suite #200

Littleton, CO 80120

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 18, 2007 at 11:00 A.M.

TO THE STOCKHOLDERS OF AURELIO RESOURCE CORPORATION:

NOTICE IS HEREBY GIVEN that Aurelio Resource Corporation, a Nevada corporation, (the “Company”) will hold its Annual Meeting of Stockholders on Friday, May 18, 2007 at 11:00 am, at the Copper Queen Hotel located at 11 Howell Avenue, Bisbee, Arizona.

The Annual Meeting is being held for the following purposes:

1.	To elect Fredrik Warnaars, Stephen Doppler, David S. Johnson, Stephen R. Stine and Allan J. Marter as the directors of the Company;

2.	To ratify the selection of Mason Russell West, LLC, Certified Public Accountants, as our auditors;

3.	To ratify and adopt our 2006 Stock Option Plan; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on April 23, 2007 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement. Holders of the Company’s shares of common stock on the record date are entitled to participate in and vote at the Annual Meeting.

Your attention is directed to the accompanying proxy statement and exhibits which summarize each item. Stockholders who do not expect to attend the Annual Meeting in person and who are entitled to vote are requested to date, sign and return the enclosed proxy as promptly as possible in the enclosed envelope.

THE VOTE OF EACH STOCKHOLDER IS IMPORTANT. YOU CAN VOTE YOUR SHARES BY ATTENDING THE ANNUAL MEETING OR BY COMPLETING AND RETURNING THE PROXY CARD SENT TO YOU. PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE, A PROXY ISSUED IN YOUR NAME.

BY ORDER OF THE BOARD OF DIRECTORS

By:	/s/ Frederik Warnaars

Dr. Frederik Warnaars
President and CEO

AURELIO RESOURCE CORPORATION

5554 South Prince Street, Suite #200

Littleton, CO 80120

PROXY STATEMENT

April 25, 2007

INTRODUCTION

The Board of Directors is soliciting your proxy to encourage your participation in the voting at the Annual Meeting. You are invited to attend the Annual Meeting and vote your shares directly. However, even if you do not attend, you may vote by proxy. As shown in the Notice of Annual Meeting, the Annual Meeting will be held on Friday, May 18, 2007, at 11:00 am, at the Copper Queen Hotel located at 11 Howell Avenue, Bisbee, Arizona.

There are two parts to this solicitation: the proxy card and this proxy statement. The proxy card is a means by which you may actually authorize another person to vote your shares in accordance with your instructions.

This proxy statement and accompanying proxy are being distributed on or about April 30, 2007.

VOTING

How to Vote Your Shares

You may vote your shares at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting, and obtain and submit a ballot, which will be provided at the meeting. To vote by proxy, you must complete and mail the enclosed proxy card.

By completing and submitting your proxy, you will direct the designated persons (known as “proxies”) to vote your shares at the Annual Meeting in accordance with your instructions. The Board has appointed Fred Warnaars and Stephen Doppler to serve as the proxies for the Annual Meeting.

Your proxy will be valid only if it is received before the polls are closed at the Annual Meeting. If you do not provide voting instructions with your proxy, then the designated proxies will vote your shares for the election of the nominated directors. If any nominee for election to the Board is unable to serve, which is not anticipated, or if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with their best judgment.

How to Revoke Your Proxy

Regardless of how you submit your proxy, you may revoke your proxy at any time before it is exercised by any of the following means:

•	Notifying the company’s Secretary in writing.

•	Submitting a later dated proxy by mail.

•	Attending the Annual Meeting and voting. Your attendance at the Annual Meeting will not by itself revoke a proxy; you must also vote your shares.

Stockholders Entitled to Vote and Ownership

You are entitled to one vote at the Annual Meeting for each share of the company’s common stock that you owned of record at the close of business on April 23, 2007. As of April 23, 2007, the company had issued and outstanding 32,690,600 shares of common stock, held by approximately 47 stockholders of record. Information regarding the holdings of the company’s stock by directors, executive officers and certain other beneficial owners can be found below.

Required Vote to Approve the Proposals

The company’s By-Laws require that holders of 10% of the stock issued and outstanding be represented at the Annual Meeting, whether in person or by proxy, for a quorum which is needed to transact any business.

Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “Withhold Vote” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Other Proposals. For each proposal other than the election of directors, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in “street name” through a broker or other nominee and you do not give voting instructions at least ten days before the meeting to your broker or other nominee, then your broker or other nominee may exercise voting discretion only with respect to matters considered to be “routine”, such as the election of directors. On non-routine matters, the brokers or other nominees cannot vote your shares absent voting instructions from the beneficial holder, resulting in so-called “broker non-votes.” Broker non-votes are not deemed to be votes cast, and as a result have no effect on the outcome of any matters presented, but will be counted in determining whether there is a quorum.

Where to Find Voting Results

The company will publish the voting results in its Form 10-QSB for the second quarter of 2007, which we plan to file with the Securities and Exchange Commission on or prior to August 14, 2007.

Solicitation of Proxies

The Board of Directors solicits from shareholders of Aurelio the proxy accompanying this proxy statement. Proxies may be solicited by Aurelio’s officers, directors, and regular supervisory and executive employees, none of whom will receive any additional compensation for those services. Solicitations may be made personally, or by mail, facsimile, telephone, telegraph, messenger, or via the Internet. Aurelio will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. Aurelio will pay the cost of proxy solicitation.

Dissenting Stockholder Rights

Dissenting Stockholders have no appraisal rights under Nevada law or under our Articles of Incorporation or bylaws in connection with the matters to be voted on at the Annual Meeting.

Voting Tabulation

Representatives of the Company or of Empire Stock Transfer Inc., the Company’s transfer agent, will tabulate votes cast by proxy or in person at the Annual Meeting. Ten (10%) per cent of the voting shares, which includes the voting shares present at the meeting in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transaction of business at the Annual Meeting.

All dollar figures stated in this proxy statement refer to United States dollars (except where specified otherwise).

PROPOSAL 1. ELECTION OF DIRECTORS

A board of five (5) directors is to be elected at the Annual Meeting, to hold office until the next annual meeting of shareholders or until their successors are elected or appointed. The Board of Directors has authorized the nomination at the Annual Meeting of the persons named below as candidates. Unless otherwise directed, the proxy holders will vote the proxies received by them for the five nominees named below. In the event that any of the five nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominees who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

NOMINEES

Name	Position Held with Aurelio	Age	Date First Elected or Appointed
Dr. Frederik Warnaars	President and Chief Executive Officer and Director	71	August 17, 2006
Stephen Doppler	Chairman of the Board, Company Secretary and Director	50	August 17, 2006
David S. Johnson	General Counsel and Director	55	September 28, 2006
Stephen R. Stine	Director	59	September 28, 2006
Allan J. Marter	Chief Financial Officer and Director	59	November 28, 2006

Dr. Frederik Warnaars, President, Chief Executive Officer and a Director

Dr. Warnaars is the President and Chief Executive Officer and a director of our Company. Dr. Warnaars has accumulated over thirty-one years of experience in geology and the management of exploration and development teams. Since 1993, when Dr. Warnaars founded International American Resources, Inc. and Minera Holmex S.A. de C.V., Dr. Warnaars was able to acquire exploration properties, and to provide consulting services to various companies including MIM (Australia), Apex Silver Mines Ltd. and Queenstake. Prior to 1993, Dr. Warnaars acted in senior geological and consulting positions in many countries including Ecuador, Papua New Guinea and Chile with Cyrus Mineral Company, Cyprus Minera de Honduras, Behre Dolbear Riverside & Company, Exxon Minerals Company, Esso and Kennecott Copper Corporation. From 1965 to 1969, Dr. Warnaars was an assistant professor of geochemistry and geophysics at the University of Utrecht, Netherlands. Dr. Warnaars earned a Doctorate in Petrology from the University of Leyden, Netherlands, in 1967.

David C. Jonson, Vice-President Exploration

Mr. Jonson is the Vice-President of Exploration and was a director of our Company from August 17, 2006 to November 7, 2006. Mr. Jonson has over forty-four years of experience as a mining geologist, half of which were spent in management and the other half as a geological consultant. Since 1977, Mr. Jonson has provided consulting services to various clients during which he has made field or office evaluations of over 600 prospects, mines and mining districts and has discovered or identified numerous large, attractive precious and base metal prospects, prepared several bankable feasibility studies, and designing computerized mining models. Prior to 1977 Mr. Jonson was employed in various geological positions with Freeport Exploration Co., Midwest Oil Corp., Climax Molybdenum Co. and Newmont Mining Corp. After spending two years with the U.S. Army Corps of Engineers, Mr. Jonson earned a Master of Sciences in Geology from the Colorado School of Mines in 1955. Mr. Jonson is a Fellow with the Society of Economic Geologists.

Stephen Doppler, Chairman of the Board of Director, Secretary and a Director

Mr. Doppler is the Chairman and Secretary and a director of our Company. Mr. Doppler has worked in the mining industry for nearly 20 years. Since 1999, Mr. Doppler has acted as the managing director of Doppler & Associates of Colorado, a consulting firm specializing in reverse takeovers and other corporate transactions involving OTC-BB companies. From 1996 to 1999, Mr. Doppler acted as President, CEO and Chairman of Adamas Resources Corp., a junior resource company listed on the TSX Venture Exchange. Prior to 1996, Mr. Doppler provided advisory and consulting services in the area of mergers and acquisitions, planning and valuations to international mining companies with copper, gold and silver projects. Mr. Doppler earned a Master of Sciences in Mineral Economics from the Colorado School of Mines, and a Bachelor of Arts (Geology) and a Bachelor of Arts (Economics) from Bates College in Maine.

David S. Johnson, General Counsel and a Director

Mr. Johnson serves as our General Counsel and as a director. Since 2003, Mr. Johnson has founded and acted as president of Tordal Ventures, LLC; a multifaceted financial, investment and advisory company, currently representing NYCON Resources, Inc. in developing domestic and international precious metal projects. He is also general counsel and chief financial officer for Brain Matters, Inc. a medical services company providing brain imaging and immune system treatment services with facilities currently in

Colorado, California and Washington. In the 1980s and through the 1990s, Mr. Johnson was corporate counsel to Duval Mining Corporation (a subsidiary of Pennzoil) and later was General Counsel and a member of Amselco Mineral’s Executive Committee (a subsidiary of British Petroleum), a Principal and VP of Law for Castle Group, and a VP and Director of Energy Acquisition Corporation. Mr. Johnson earned an AB from Dartmouth College, an MBA with honors from Arizona State University, and a Juris Doctor of Law from the University of Arizona, with post graduate certificates from Denver University, the Colorado School of Mines and Harvard University. Since 2005, he has been an Adjunct Professor at the Metropolitan State College in Denver, CO, teaching courses in business essentials and the legal environment of business.

Stephen R. Stine, Director

Mr. Stine has 35 years of experience in the management of metallurgical, exploration, and development efforts with over 15 exploration and mining projects. Since founding Stine Consulting, Inc. in 2000, he has worked in varying management consulting capacities for Tournigan Gold Corporation, Gold Fields Limited, Newmont Mining Corporation, Alamos Gold Inc., and North American Palladium Ltd. Between 1994 and 2000, Mr. Stine was President of Laguna Gold Company, and First Dynasty Mines Ltd. Prior to 1994, he worked for FMC Gold Company, Cyprus Minerals Company, U.S. Borax and Chemical Corporation, Southern Peru Copper Corporation, Ortloff Minerals Service Corporation, and Amax. Mr. Stine earned his Bachelor of Science degree in Metallurgical Engineering from the Colorado School of Mines and is a Colorado and Minnesota Professional Engineer.

Allan J. Marter, Chief Financial Officer and a Director

A Past-President of the Northwest Mining Association, Mr. Marter has over 25 years of senior management and financial experience in the mining industry. For the seven years from November 1999 through October 2006 he served as Chief Financial Officer for Golden Star Resources Ltd. (AMEX: GSS, TSX: GSC), (a mid-tier gold producer. During the 1990s he was a director of Endeavour Financial Inc. and the principal of Waiata Resources (now Waiata Inc.), Mr. Marter’s own firm which provides financial and advisory services to the mining industry. In the 1970s and 1980s he worked in financial management and executive positions for Crown Resources Corporation, Quartz Mountain Gold, Cornucopia Resources and Hudson Bay Mining and Smelting. In addition to working as an investment banker within the mining industry, Mr. Marter has also served as a director and financial advisor for a number of junior Canadian and US junior exploration and mining companies.

Vote Required and Board of Directors Recommendation

Under the State of Nevada Private Corporations Act, directors are elected by a plurality of votes represented in person or by proxy at the meeting. The Board of Directors recommends that the shareholders vote for the Board of Directors’ nominees for directors.

The Board recommends that you vote FOR approval of election of all the above named nominees for director.

PROPOSAL 2. APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee has nominated Mason Russell West, LLC, Certified Public Accountants, to serve as our auditor (our independent registered public accounting firm) until the next Annual Meeting in 2008.

The Audit Committee has reviewed with Mason Russell West, LLC whether the services provided by them are compatible with maintaining their independence. Representatives of Mason Russell West, LLC are expected to be present at the Annual Meeting, will have an opportunity to make any statements they desire, and will also be available to respond to appropriate questions from stockholders.

The Board recommends that you vote FOR approval of Mason Russell West, LLC as auditor (independent registered public accounting firm) for our company.

PROPOSAL 3. RATIFICATION OF 2006 STOCK OPTION PLAN

A copy of the proposed 2006 Stock Option Plan (the “2006 Plan”) is included with these Proxy Materials as Schedule “A”, and is hereby incorporated by reference.

The Board of Directors approved the plan in a resolution dated September 15, 2006. Awards of options under the 2006 Plan are at the discretion of the Board of Directors. As of the date of this filing 750,000 options have been issued under the plan.

SUMMARY OF OPTION PLAN

A summary of the key features of the 2006 Plan appears below. This summary is qualified by and made subject to the specific provisions of the 2006 Plan.

ADMINISTRATION

The 2006 Plan is to be administered by the Board of Directors or a Committee appointed by the Board. The Board is authorized to interpret the 2006 Plan; determine the terms and conditions of each option including any restrictions to be imposed upon transfer of shares purchased pursuant to the options; establish and amend the rules for its administration; determine which key employees will be granted options; determine the number of shares and type of options to be granted to each eligible employee; and prescribe the form of all stock option agreements.

ELIGIBILITY

Consistent with the 2006 Plan’s purposes, Options may be granted only to such Directors, Officers, Employees, Consultants and Advisors of the Company as determined by the Board or the Committee. Subject to the terms of the Plan, a Director, Officer, Employee, Consultant or Advisor who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option.

TYPES OF AWARDS AND CONSIDERATION RECEIVED

To provide a flexible and competitive program, the 2006 Plan awards non-qualified stock options. The Company will not receive consideration for the granting of options under this plan, except to the extent that options are granted in return for services as permitted by the 2006 Plan. The awards are not transferable except by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order.

RESERVATION OF SHARES

The 2006 Plan provides for the granting of options for an aggregate of 2,800,000 shares of common stock. Authorized but unissued shares and treasury shares may be made available for issuance under the 2006 Plan. In the event of changes affecting Aurelio’ s common stock such as the payment of a stock dividend, the declaration of a stock split, combination of shares, recapitalization, merger, consolidation, or other corporate reorganization in which Aurelio is the surviving company, the Board shall make adjustments to awards and shares under the 2006 Plan.

TERMS OF OPTIONS

OPTION PRICE - The purchase price of shares subject to any option must be at least 100% of the fair market value of the shares on the date of grant, or 110% of the fair market value if the optionee owns more than 10% of the voting stock of the Company. Fair market value is defined in the 2006 Plan as the value of the Shares determined by the Board or the Committee in such manner as it may deem equitable for Plan purposes but, no less than is required by applicable laws or regulations; provided, however, that where there is a public market for the Shares, the Fair Market Value per share shall be the closing price as reported by such exchange or system on the Date of Grant, or the closing price on the date of the previous trade reported. Upon exercise, the option price is to be paid in full in cash or by check, or by surrender of a number of shares of common stock having a fair market value equal to the option price, or a combination.

EXERCISE OF OPTIONS - The maximum term of any stock option is five years from the date the option is granted. In the event of a dissolution or liquidation of Aurelio or a merger, consolidation, sale of all or substantially all of its assets, or other corporate reorganization in which Aurelio is not the surviving corporation or, if so provided by the Board with respect to a particular option in the event of a Change of Control, all options previously granted and still outstanding, regardless of their terms, will become exercisable.

If the employment of an optionee terminates due to his/her death or disability, all of the optionee’s outstanding vested options must be exercised within twelve months or the stated period of the option, whichever is shorter. Notwithstanding the foregoing, if the optionee of an incentive stock option retires or voluntarily terminates his/her employment, his/her outstanding vested incentive stock options must be exercised within 30 days or within the stated period of the option. If an optionee’s employment terminates for any reason other than voluntary termination, retirement, death or disability, all of the optionee’s outstanding options, unless otherwise provided in an employment agreement, shall become null and void. In any event, no option may be exercised after termination of employment for any reason if it has not vested as at the date of termination of employment.

AMENDMENT

The Board of Directors may amend, alter, suspend or discontinue the 2006 Plan. However, any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the optionee and the Board or the Committee, which agreement must be in writing and signed by the optionee and the Company.

Federal Income Tax Consequences.

The following discussion is intended to be only a general description of the tax consequences of the 2006 Plan under the provisions of U.S. federal income tax law currently in effect and does not address any estate, gift, state, local or non-U.S. tax laws. U.S. federal income tax law is subject to change at any time, possibly with retroactive effect. Accordingly, each grantee should consult a tax advisor regarding his or her specific tax situation.

Incentive Stock Options.

The grant of an incentive stock option does not give rise to federal income tax to the grantee. Similarly, the exercise of an incentive stock option generally does not give rise to federal income tax to the grantee, as long as the grantee is continuously employed by the company from the date the option is granted until the date the option is exercised. This employment requirement is subject to certain exceptions. However, the exercise of an incentive stock option may increase the grantee’s alternative minimum tax liability, if any.

If the grantee holds the option shares for more than two years from the date the option is granted and more than one year from the date of exercise, any gain or loss recognized on the sale or other disposition of the option shares will be capital gain or loss, measured by the difference between the sales price and the amount paid for the shares by the grantee. The capital gain or loss will be long-term or short-term, depending on the grantee’s holding period for the shares. If the grantee disposes of the option shares before the end of the required holding period, the grantee will recognize ordinary income at the time of the disposition equal to the excess, if any, of (i) the fair market value of the option shares at the time of exercise (or, under certain circumstances, the selling price, if lower) over (ii) the option exercise price paid by the grantee. Any additional amount received by the grantee would be treated as capital gain. Under current U.S. law, there is a maximum tax rate of 15% for long-term capital gains. The deductibility of capital losses is subject to certain limitations.

We are generally not entitled to a tax deduction at any time with respect to an incentive stock option. If, however, the grantee does not satisfy the employment or holding period requirements described above, we will be allowed a deduction in an amount equal to the ordinary income recognized by the grantee, subject to certain limitations and W-2 reporting requirements.

Non-Statutory Stock Options.

The grant of a non-statutory stock option generally does not result in federal income tax to the grantee. However, the grantee will recognize taxable ordinary income upon the exercise of a non-statutory option equal to the excess of the fair market value of the option shares on the exercise date over the option exercise price paid. Slightly different rules may apply to grantees who acquire stock under options subject to certain vesting requirements or who are subject to Section 16(b) of the Exchange Act. With respect to employees, we are required to withhold income and employment taxes based on the amount of ordinary income recognized by the grantee.

On the sale of the option shares, the grantee will recognize capital gain or loss in an amount equal to the difference between the sales price and the sum of the exercise price paid by the grantee for the shares plus any amount recognized as ordinary income upon the exercise of the option. The capital gain or loss will be long-term or short-term depending on the grantee’s holding period for the shares.

We will be allowed a tax deduction on the exercise of the option by the grantee, equal to the amount of ordinary income recognized by the grantee, subject to certain limitations and W-2 or 1099 reporting requirements.

Taxation of Deferred Compensation.

Recently enacted Section 409A of the Code imposes immediate taxation, with interest and a 20% excise tax, on certain deferred compensation that does not meet the requirements of the Section. Adverse treatment under Section 409A applies to stock appreciation rights that are granted below fair market value or that can be exercised for cash without a fixed payment date and to non-statutory stock options that are granted below fair market value. If any award granted under this Plan does not comply with the Section 409A requirements, the affected employee will be subject to the adverse tax consequences discussed in this paragraph.

Certain Limitations on Deductibility of Executive Compensation.

Section 162(m) of the Code generally denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction attributable to stock options). Certain kinds of compensation, including qualified “performance-based compensation”, are disregarded for purposes of the deduction limitation. Compensation attributable to stock options will qualify as performance-based compensation if the exercise price of the options is no less than the fair market value of stock on the date of grant, the options are granted by a compensation committee comprised solely of “outside directors” (as defined in the Treasury Regulations issued under Section 162(m)) and certain other requirements are met.

The 2006 Option Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”) and is not qualified under Section 401(a) of the Code.

Plan Benefits

The grant of awards under the 2006 Plan to employees and consultants, including our executive officers and directors, is subject to the discretion of our board of directors. As of the date of this proxy statement, there has been no determination made by the compensation committee with respect to future discretionary awards to our executive officers, non-employee directors, employees or consultants under the 2006 Plan. Accordingly, future awards to such persons are not determinable.

CORPORATE GOVERNANCE

Committees of the Board of Directors

Effective December 22, 2006, the board of directors appointed Messrs. David S. Johnson and Stephen R. Stine to the Audit Committee. On the same date, the board of directors appointed Messrs. Stephen Doppler, David S. Johnson and Allan J. Marter to the Compensation Committee. Our board of directors presently does not have a nominating committee, executive committee or a separate stock plan committee.

Terms of Office

Our directors are appointed for one-year terms to hold office until the next annual general meeting of the holders of our common stock or until removed from office in accordance with our by-laws. Our officers are appointed by our board of directors and hold office until removed by our board of directors.

Audit Committee Financial Expert

Our board of directors has determined that it does not have a member of its audit committee who qualifies as an “audit committee financial expert” as defined in Item 401(e) of Regulation S-B, and is “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

We believe that the members of our audit committee and the board of directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. In addition, we believe that retaining an independent director who would qualify as an audit committee financial expert would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any revenues to date.

Code of Ethics

We have adopted a Code of Ethics applicable to our officers and directors which is a “code of ethics” as defined by applicable rules of the SEC. Our Code of Ethics was attached to our annual report filed on Form 10-KSB for the year ended May 31, 2006. If we make any amendments to our Code of Ethics other than technical, administrative, or other non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of our Code of Ethics to our Chief Executive Officer, Chief Financial Officer, or certain other finance executives, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies in a current report on Form 8-K filed with the SEC.

Stockholder Communications with the Board of Directors

The Company does not have a formal procedure for shareholder communication with the Board of Directors. In general, members of the Board and executive officers are accessible by telephone or mail. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to the Corporate Secretary with a request to forward the communication to the intended recipient.

Related Party Transactions.

Other than as disclosed below, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 10% of the outstanding shares of common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

On August 17, 2006 we completed the acquisition of all of the issued and outstanding common stock of Aurelio Resources Inc. (“ARI”), a privately-owned Colorado corporation engaged in mineral exploration. We issued 10,000,000 shares of our common stock to the former shareholders of ARI in exchange for 10,000,000 common shares of ARI, being all of the issued and outstanding common stock of ARI.

ARI did not have a business relationship with our company. We appointed three new directors, Dr. Frederik Warnaars, Stephen Doppler and David C. Jonson, who were previously all directors of ARI. Dr. Frederik Warnaars, our President and Chief Executive Officer and a director, and Stephen Doppler, our Chairman, Secretary and a director, were responsible for acquiring the Hill Copper Property for ARI.

On March 29, 2004, Paul Fong, our former Chief Executive Officer, President, Treasurer and a director, and Patrick McGrath, our former Chief Financial Officer, Secretary and a director, had each acquired 6,500,000 shares of our common stock at a price of $0.002 per share. On August 17, 2006, Mr. Fong and Mr. McGrath returned an aggregate of 12,965,000 shares of our common stock (post forward-split) to us for cancellation. After giving effect to the cancellation of these 12,965,000 common shares and the issuance of 10,000,000 common shares to the former shareholders of ARI., we had 28,436,500 common shares issued and outstanding, and our former control group of Mr. Fong and Mr. McGrath owned 35,000 shares of our common stock, constituting only 0.12% of our issued and outstanding common stock.

During the period from inception of ARI to February 28, 2006, ARI accepted subscriptions for 2,250,000 shares of its common stock in exchange for certain mineral rights. The following table shows who subscribed for these shares on February 28, 2006:

Shareholder	Number of Shares	Property Vended In
Fred Warnaars	350,000	Gavilanes Property Option
International American Resources, Inc.	400,000	Gavilanes Property Option
David C. Jonson	350,000	MAN claims, Hill Copper Property
Jonson Management	400,000	MAN claims, Hill Copper Property
Stephen Doppler	250,000	Uranium Property, Nevada
Salzburg Holdings LLC	500,000	Uranium Property, Nevada

Total	2,250,000

On May 2, 2006, ARI accepted subscriptions for another 2,250,000 of its common stock in exchange for certain mineral rights. The following table shows who subscribed for these shares on May 2, 2006:

Shareholder	Number of Shares	Property Vended In
Fred Warnaars	350,000	Gavilanes Property Option
International American Resources, Inc.	400,000	Gavilanes Property Option
David C. Jonson	350,000	MAN claims, Hill Copper Property
Jonson Management	400,000	MAN claims, Hill Copper Property
Stephen Doppler	250,000	Uranium Property, Nevada
Salzburg Holdings LLC	500,000	Uranium Property, Nevada

Total	2,250,000

Of these subscriptions for shares of common stock listed above, certain subscriptions for an aggregate of 1,500,000 shares of common stock were accepted in exchange for a quitclaim deed to uranium mining property in Nevada. Because the related party did not have legal rights to the deeds, he reduced his subscriptions to 500,000 shares of ARI common stock. On July 28, 2006, and as a result of an increase in the authorized common stock, ARI approved and ratified the share subscriptions received since incorporation and issued 4,700,000 shares of common stock to the various subscribers. ARI also mistakenly reimbursed a related party $10,230 for filing fees related to the Nevada property. This related party has repaid the $10,230 to ARI.

On August 26, 2005, ARI acquired from Minera Holmex S.A. de C.V. an option to acquire a 100% interest in 3 mining claims/concessions covering approximately 1,000 hectares in Durango, Mexico. Minera Holmex S.A. de C.V. is a company wholly-owned by Dr. Frederik Warnaars. In consideration for the option, ARI paid Minera Holmex an amount equal to the taxes in arrears for the years 2001 and 2002 and the aggregate sum of P63,536 Mexican Pesos plus late payment penalties (approximately $6,100). ARI also paid the sum of $5,000 to Minera Holmex S.A. de C.V. as of February 1, 2006 in accordance with the option’s provisions. To maintain the option in good standing, we will need to make payments to Minera Holmex S.A. de C.V. as per the payment schedule under the heading “Description of Our Mineral Properties” above.

On July 28, 2006, ARI issued 5,300,000 shares of its common stock to Dr. Frederik Warnaars at the price of $0.001 per share for an aggregate of $5,300 in cash and services rendered.

On August 17, 2006 and subsequently, our company entered into employment contracts as described in Item 10 above with Dr. Warnaars and Messrs. David C. Jonson, Stephen Doppler, David S. Johnson and Allan J. Marter and/or their wholly-owned companies through which they provide services to our company. We have also granted stock options to our directors and officers and paid executive compensation, details of which are also set out in Item 10 above.

Responsibility of the Board and Management

The Board and management address individual transactions with affiliates on their merits taking into consideration the Corporate Governance Guidelines and the Corporate Code of Business Conduct and Ethics. We have no policy regarding entering into transactions with affiliated parties.

STOCK OWNERSHIP

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of March 28, 2007, and by the officers and directors, individually and as a group. All shares are owned directly.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class (1)
Dr. Frederik Warnaars (2)(3)	6,617,270	(4)(10)	20.2%
6373 S. Yates Court, Littleton CO 80123

David C. Jonson (5)	1,641,240	(6)(10)	5.0%
3082 S. Wheeling Way #410, Aurora CO 80014

Stephen Doppler (2)(7)	647,420	(10)	2.0%
1696 Ajax Lane, Evergreen CO 80439

David S. Johnson(2)(8)	502,580	(11)	1.5%
5554 S. Prince Street, Littleton CO 80120

Stephen R. Stine(2)	401,800	(11)	1.2%
17055 E. Dorado Circle, Centennial CO 80015

Allan J. Marter(2)(9)	276,800		0.8%
1428 W. Briarwood Ave, Littleton CO 80120

Directors and Executive Officers as a Group	10,087,110		30.9%

(1)	Based on 32,690,600 shares of common stock issued and outstanding as of March 28, 2007. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)	This individual is a director of our company.

(3)	Dr. Warnaars is also the President and Chief Executive Officer of our company.

(4)	800,000 of these common shares are held by International American Resources, Inc., a wholly-owned corporation of Dr. Frederik Warnaars.

(5)	Mr. David C. Jonson is the Vice President Exploration of our company.

(6)	800,000 of these common shares are held by Jonson Management Co., a wholly-owned corporation of David Jonson.

(7)	Mr. Stephen Doppler is the Chairman of the Board of Directors and Secretary of our company.

(8)	Mr. Johnson is the General Counsel of our company.

(9)	Mr. Marter is the Chief Financial Officer of our company.

(10)	Includes stock options entitling the holder to acquire 100,000 shares upon payment of $0.79 per share.

(11)	Includes stock options entitling the holder to acquire 100,000 shares upon payment of $0.84 per share.

We believe that that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish our company with copies of all Section 16(a) reports they file.

To the best of our knowledge, all executive officers, directors, and greater than 10% shareholders filed the required reports in a timely manner, with the exception of the following:

Name	Number of Late Reports	Number of Transactions Not Reported on a Timely Basis	Failure to File Requested Forms
Frederik Warnaars(1)(2)	2	1	Nil
David C. Jonson(1)(2)	2	1	Nil
Stephen Doppler(1)(2)	1	1	Nil
David S. Johnson(1)(2)	2	1	Nil
Stephen R. Stine(1)(2)	1	1	Nil

(1)	The named, officer, director or greater than 10% shareholder, as applicable, filed a late Form 3 – Initial Statement of Beneficial Ownership.

(2)	The named, officer, director or greater than 10% shareholder, as applicable, filed a late Form 4 – Statement of Changes in Beneficial Ownership.

EXECUTIVE COMPENSATION

Summary Compensation Tables

The table below summarizes all compensation awarded to, earned by, or paid to our principal executive officer and each of our most highly compensated executive officers who were serving as executive officers at the end of the period ended December 31, 2006 and to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as our executive officer at the end of the most recently completed financial period (being December 31, 2006).

SUMMARY COMPENSATION TABLE

Fiscal period ended December 31, 2006 and year ended May 31, 2006:

Name and Principal Position	Year		Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)
Paul Fong(1)	2006	(2)	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
President, CEO, Treasurer and Director	2006	(3)	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Patrick McGrath(1)	2006	(2)	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
CFO, Secretary and Director	2006	(3)	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Frederik Warnaars(1)	2006	(2)	$49,500	Nil	Nil	$33,300	Nil	Nil	Nil	$82,800
President, CEO and Director	2006	(3)	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Stephen Doppler(1)	2006	(2)	$19,283	Nil	Nil	$33,300	Nil	Nil	Nil	$52,583
Corporate Secretary and Director	2006	(3)	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

David C. Jonson(1)(5)	2006	(2)	$47,375	Nil	Nil	$33,300	Nil	Nil	Nil	$80,675
Vice President Exploration	2006	(3)	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

David S. Johnson(6)	2006	(2)	$10,000	Nil	Nil	$34,050	Nil	Nil	Nil	$44,050
General Counsel and Director	2006	(3)	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Stephen R. Stine(7)	2006	(2)	Nil	Nil	Nil	$34,050	Nil	Nil	Nil	$34,050
Director	2006	(3)	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Allan J. Marter(8)	2006	(2)	$3,000	Nil	Nil	Nil	Nil	Nil	Nil	$3,000
Chief Financial Officer and Director	2006	(3)	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1)

On August 17, 2006, Dr. Frederik Warnaars was appointed President, CEO, CFO, Treasurer and a director, Mr. Stephen Doppler was appointed as our Corporate Secretary and a director, Mr. David C. Jonson was appointed Vice President Exploration and a director, and both Mr. Paul Fong and Mr. Patrick McGrath resigned as officers and directors of our company.

(2)	The most recent fiscal period is for the seven months ended December 31, 2006.

(3)	The previous fiscal period, also shown as 2006, was for the year ended May 31, 2006.

(4)	The prior fiscal period was for the year ended May 31, 2005.

(5)	Mr. David C. Jonson served as a director of the company until November 7, 2006 when he resigned.

(6)	Mr. David S. Johnson was appointed a director and General Counsel of the company effective September 28, 2006.

(7)	Mr. Stephen R. Stine was appointed a director of the company effective September 28, 2006.

(8)	Mr. Allan J. Marter was appointed Chief Financial Officer and a director effective November 28, 2006.

Fiscal year ended May 31, 2005:

Name	Title	Annual Compensation					Long Term Compensation
		Year		Salary ($)	Bonus ($)	Other Annual Compensations	Restricted Stock Awarded	Options/* SARs (#)	LTIP payouts ($)	All Other Compensation

Paul Fong (1)	President, CEO, Treasurer and Director	2005	(2)	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Patrick McGrath (1)	CFO, Secretary and Director	2005	(2)	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Frederik Warnaars (1)	President, CEO and Director	2005	(2)	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Stephen Doppler (1)	Corporate Secretary and Director	2005	(2)	Nil	Nil	Nil	Nil	Nil	Nil	Nil

David C. Jonson (1) (3)	Vice President Exploration	2005	(2)	Nil	Nil	Nil	Nil	Nil	Nil	Nil

David S. Johnson(4)	General Counsel and a Director	2005	(2)	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Stephen R. Stine(5)	Director	2005	(2)	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Allan J. Marter(6)	Chief Financial Officer and a Director	2005	(2)	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1)

On August 17, 2006, Dr. Frederik Warnaars was appointed President, CEO, CFO, Treasurer and a director, Mr. Stephen Doppler was appointed as our Corporate Secretary and a director, Mr. David C. Jonson was appointed Vice President Exploration and a director, and both Mr. Paul Fong and Mr. Patrick McGrath resigned as officers and directors of our company.

(2)	The prior fiscal period was for the year ended May 31, 2005.

(3)	Mr. David C. Jonson served as a director of the company until November 7, 2006 when he resigned.

(4)	Mr. David S. Johnson was appointed a director and General Counsel of the company effective September 28, 2006.

(5)	Mr. Stephen R. Stine was appointed a director of the company effective September 28, 2006.

(6)	Mr. Allan J. Marter was appointed Chief Financial Officer and a director or effective November 28, 2006.

Consulting Contracts

Effective August 17, 2006, we entered into a consulting agreement with International American Resources, Inc., a corporation wholly-owned by Dr. Frederik Warnaars. Under the terms of this agreement, International American Resources, Inc. contracted to supply the services of Dr. Warnaars as President and CEO of our company for a period of two years, subject to annual renewal. For the provision of these consulting services, we will pay International American Resources, Inc. $5,000 monthly for the consulting services provided. We also granted 100,000 options to Dr. Warnaars during the seven months ended December 31, 2006.

Effective August 17, 2006, we entered into a consulting agreement with Jonson Management Company, a corporation wholly-owned by David C. Jonson. Under the terms of this agreement, Jonson Management Company contracted to supply the services of Mr. Jonson as a consultant to our company for a period of two years, subject to annual renewal. Jonson Management Company will, through Mr. Jonson, provide assistance and guidance to our company and its subsidiary, Bolsa, in acquiring, developing and operating our mineral properties and projects, and to contact and negotiate with the owners of suitable mineral properties for potential acquisition by our company. For the provision of these consulting services, we will pay Jonson Management Company $5,000 monthly for the consulting services provided. We also granted 100,000 options to Mr. Jonson during the seven months ended December 31, 2006.

Effective August 17, 2006, we entered into a consulting agreement with Salzburg Holdings LLC, a corporation wholly-owned by Stephen Doppler. Under the terms of this agreement, Salzburg Holdings LLC agreed to supply the services of Mr. Doppler, on a part-time basis, as a consultant to our company for a period of two years, subject to annual renewal. Salzburg Holdings LLC will, through Mr. Doppler, provide assistance and guidance to our company, and to our subsidiaries, in acquiring, developing and operating our mineral properties and projects, and contacting and negotiating with the owners of suitable mineral properties for potential acquisition by our company. For the provision of these consulting services, we will pay Salzburg Holdings LLC the amount of $43.75 per hour of consulting services provided. We also granted 100,000 options to Mr. Doppler during the seven months ended December 31, 2006.

We entered into a consulting agreement with David S. Johnson on September 1, 2006 under which Mr. Johnson will be retained as General Counsel to the company. For the provision of his service on a part-time basis as General Counsel, focusing on the company’s ongoing land acquisition program in addition to transaction assistance and general legal advisory services, we will pay Mr. Johnson $2,500 per month for up to twenty five hours and at a rate of $125 per hour thereafter. We also granted 100,000 options to Mr. Johnson during the seven months ended December 31, 2006.

Effective November 1, 2006, we entered into a consulting agreement with Waiata Inc., a corporation wholly-owned by Allan J. Marter. Under the terms of this agreement, Waiata Inc. agreed to supply the services of Mr. Marter, on a part-time basis, to act as Chief Financial Officer for our company. For the provision of these consulting services, we will pay Waiata Inc. $2,000 per month. Subsequent to year-end, we also granted 100,000 options to Mr. Marter

Outstanding Equity Awards at December 31, 2006

We did not grant any stock options to the executive officers or directors from inception through May 31, 2006. During the seven months ended December 31, 2006 we granted stock options to executive officers and directors as set out in the table below.

	Options Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Paul Fong	Nil	Nil	Nil	N/A	N/A	Nil	Nil	Nil	Nil
Former President, CEO, Treasurer, Director

Patrick McGrath	Nil	Nil	Nil	N/A	N/A	Nil	Nil	Nil	Nil
Former CFO, Secretary, Director

Frederik Warnaars	100,000	Nil	Nil	$0.79	September 20, 2009	Nil	Nil	Nil	Nil
President, CEO and Director

Stephen Doppler	100,000	Nil	Nil	$0.79	September 20, 2009	Nil	Nil	Nil	Nil
Corporate Secretary, Director

David C. Jonson	100,000	Nil	Nil	$0.79	September 20, 2009	Nil	Nil	Nil	Nil
Vice President Exploration

David S. Johnson(6)	100,000	Nil	Nil	$0.84	October 11, 2009	Nil	Nil	Nil	Nil
General Counsel, Director

Stephen R. Stine(7)	100,000	Nil	Nil	$0.84	October 11, 2009	Nil	Nil	Nil	Nil
Director

Allan J. Marter(8)	Nil	Nil	Nil	N/A	N/A	Nil	Nil	Nil	Nil
Chief Financial Officer and Director

There are no arrangements or plans in which we provide pension, retirement or similar benefits for our directors or officers. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or officers, except that stock options may be granted at the discretion of our board of directors in the future.

We have no plans or arrangements in respect of remuneration received or that may be received by the officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control.

Director Compensation

Name			Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Stephen R. Stine(1)	2006	(2)	Nil	Nil	$34,050	Nil	Nil	Nil	$34,050
	2006	(3)	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1)	The above information is also presented in the Summary Compensation Table above.

(2)	The most recent fiscal period is for the seven months ended December 31, 2006.

(3)	The previous fiscal period, also shown as 2006, was for the year ended May 31, 2006.

At December 31, 2006 and for the period then ended, the company had no compensation arrangements for directors, with regard to fees for retainer, committee service, service as chairman of the board or a committee, and meeting attendance and all directors were treated equally.

Equity Compensation Plan Information

2006 Stock Option Plan

The board of directors adopted the 2006 Stock Option Plan (the “Plan”) on September 15, 2006 and reserved two million eight hundred thousand (2,800,000) common shares to be made available for grant under the Plan. The purpose of the Plan is to afford the persons who provide services to our company or any of its subsidiaries or affiliates, whether directors, officers, consultants or employees of our company or its subsidiaries or affiliates, an opportunity to obtain a proprietary interest in our company by permitting them to purchase common shares of our stock and to aid in attracting, as well as retaining and encouraging the continued involvement of such persons with us. Under the terms of the Plan, the board of directors has full authority to administer the Plan in accordance with the terms of the Plan and at any time amend or revise the terms of the Plan provided, however, that no amendment or revision shall alter the terms of options already granted. The aggregate number of shares to be delivered upon exercise of all options granted under the Plan shall not exceed the maximum of 2,800,000 shares.

Under the Plan, the exercise price of the shares covered by each option shall be determined by the directors and shall be not less than the closing price of our common shares on the stock exchange, quotation system or stock exchanges on which the shares are listed on the date of the grant or the day the fair market value is to be determined or the immediately preceding the day on which the stock is reported. If granted to an employee or director the per share exercise price shall be not less than the fair market value of the share on the date of the grant, unless the grant is to an employee who holds more than 10% of the voting power of our stock, in which case the per share exercise price shall be not less than 110% of the fair market value on the date of the grant. Options granted under the Plan vest immediately for non-employee directors and the vesting schedule for all others granted options under the Plan will be established by the Board or a committee appointed by the Board to administer the Plan on behalf of the Board. Our company has not established a separate committee to this date. Options granted under the Plan will not be transferable and, if they are not exercised, will expire thirty (30) days following the date the optionee ceases to be director, officer, employee or consultant of our company unless by of death, in which case the option may be exercised within 12 months following the date of death.

At December 31, 2006, 2,300,000 options were available for grant under the Plan.

A summary of the status of the Plan as of December 31, 2006 showing the grants during the seven months then ended is as follows:

	Options	Weighted Average Exercise Price
Grants during the period (all exercisable)	500,000	$0.81
Outstanding at year-end	500,000	$0.81

2006 Incentive Compensation Plan Information

The board of directors adopted the 2006 Incentive Compensation Plan (the “ Compensation Plan”) on October 12, 2006 and reserved two million two hundred thousand (2,200,000) common shares to be made available for grant under the Plan. The purpose of the Plan is to afford the persons who provide services to our company or any of its subsidiaries or affiliates, whether directors, officers, consultants or employees of our company or its subsidiaries or affiliates, an opportunity to obtain a proprietary interest in our company by permitting them to be paid in common shares of our stock and to conserve our cash by being able to pay Consultants or others who provide services to us in shares in lieu of cash. Under the terms of the Compensation Plan, the board of directors has full authority to administer the Compensation Plan in accordance with the terms of the Compensation Plan and at any time establish additional terms, conditions, rules or procedures for the Compensation Plan provided, however, that no such terms shall be inconsistent with the provisions of the Compensation Plan. The aggregate number of shares which may be granted under the Compensation Plan shall not exceed the maximum of 2,200,000 shares.

At December 31, 2006, 2,200,000 common shares were available for grant under the Compensation Plan.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-KSB for the seven months ended December 31, 2006 with management including a discussion of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, their judgments as to the Company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards of the Public Company Accounting Oversight Board (United States), including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and discussed and reviewed results of the independent auditors’ examination of the financial statements. In addition, the Committee discussed with the independent registered public accounting firm their independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Committee also considered whether the provision of non-audit services is compatible with maintaining the auditor’s independence.

The Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-KSB for the seven months ended December 31, 2006 for filing with the Securities and Exchange Commission.

Audit Committee

David S. Johnson

Stephen R. Stine

*	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

AUDITORS

Mason Russell West, LLC, Certified Public Accountants are the independent registered public accounting firm for the Company for the fiscal period ended December 31, 2006 and the current fiscal year. Representatives of Mason Russell West, LLC may be present at the Annual General Meeting, and would have an opportunity to make a statement if they so desire, and would be expected to be available to respond to appropriate questions if they are in attendance.

FEES PAID TO OUR AUDITORS

The aggregate fees billed or accrued for the two most recently completed fiscal years ended December 31, 2006 for professional services rendered by the principal accountant for the audit of the Corporation’s annual financial statements and review of the financial statements included our Quarterly Reports on Form 10-QSB and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for these fiscal periods were as follows:

	Seven months ended December 31, 2006	Year ended May 31, 2006
Audit fees	$13,250	$15,900
Audit related fees	Nil	Nil
Tax fees	Nil	Nil
All other fees	Nil	Nil

Total	$13,250	$15,900

Audit fees. This category includes the fees for the audit of our consolidated financial statements and the quarterly reviews of interim financial statements. This category also includes advice on audit and accounting matters that arose during or as a result of the audit or the review of interim financial statements and services in connection with SEC filings.

Audit related fees. This category includes the fees for assurance and related services related to the performance of audit or review services and not reported as Audit Fees. Fees for audit-related services totalled $0 for the fiscal period ended December 31, 2006.

Tax fees. This category includes the fees for professional services rendered for tax compliance, tax advice and tax planning. Fees for tax services totalled $0 for the fiscal period ended December 31, 2006 regarding preparation and filing of United States corporate income tax returns for the all fiscal years to 2006. Fees for tax services totalled $0 for the fiscal year ended December 31, 2005, regarding conversion of debt to equity, including various telephone discussions and preparation of related correspondence.

All other fees. No other fees were billed for professional services during the fiscal periods ended December 31, 2006 and 2005 other than those specified above.

Effective May 6, 2003, the Securities and Exchange Commission adopted rules that require that before Smythe Ratcliffe is engaged by our company or its subsidiaries to render any auditing or permitted non-audit related service, the engagement be:

•	approved by our audit committee; or

•

entered into pursuant to pre-approval policies and procedures established by the audit committee, provided the policies and procedures are detailed as to the particular service, the audit committee is informed of each service, and such policies and procedures do not include delegation of the audit committee’s responsibilities to management.

The Audit Committee requires advance approval of all audit, audit-related, tax, and other services performed by the independent registered public accounting firm. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the chair of the Audit Committee authority to approve permitted services provided that the chair reports any decisions to the Committee at its next scheduled meeting.

The Board of Directors considers the professional services provided by Mason Russell West, LLC, Certified Public Accountants to the Company to be compatible with maintaining the principal accountants’ independence.

SHAREHOLDER PROPOSALS

This will be the first annual meeting of shareholders. The deadline for the Company to receive shareholder proposals for presentation at the annual meeting of shareholders to be held in 2008 is a reasonable period of time before the Company begins to print and mail out proxy materials for that annual meeting. The Company anticipates that the mail out of proxy materials for next year’s annual meeting of shareholders will occur in April, 2008. Accordingly, the Company requests that shareholders submit any shareholders proposals before March 15, 2008 so that the Company may include such proposals in the proxy statement and form of proxy to be distributed to shareholders next year. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

ANNUAL REPORT AND FINANCIAL STATEMENTS

Attention is directed to the financial statements contained in our Annual Report to Shareholders for the year ended December 31, 2006. A copy of the Annual Report to Stockholders has been sent, or is concurrently being sent, to all shareholders of record as at the close of business on April 30, 2007.

AVAILABILITY OF FORM 10-KSB

A copy of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, which has been filed with the Securities and Exchange Commission, including the financial statements, but without exhibits, will be provided without charge to any stockholder or beneficial owner of our Common Stock upon written request to Allan J. Marter, Chief Financial Officer, at 5554 South Prince Street, Suite #200, Littleton, CO 80120.

OTHER MATTERS

The Board of Directors does not intend to bring any other business before the meeting, and so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, as to any other business that may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

DATED: Littleton, Colorado, April 25, 2007.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Frederik Warnaars

Frederick Warnaars

President and Chief Executive Officer

AURELIO RESOURCE CORPORATION

5554 South Prince Street, Suite #200

Littleton, CO 80120

SCHEDULE “A”

Aurelio Resource Corporation

a Nevada Corporation

2006 STOCK OPTION PLAN

1. Purposes of this Plan. The purposes of this 2006 Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants and to promote the success of the Company’s business. Options granted hereunder may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or “nonstatutory stock options,” at the discretion of the Board and as reflected in the terms of the written stock option agreement.

2. Definitions. As used herein, the following definitions shall apply:

a. “Board” shall mean the Committee, if one has been appointed, or the Board of Directors of the Company if no Committee is appointed.

b. “Code” shall mean the Internal Revenue Code of 1986, as amended.

c. “Common Stock” shall mean the no par value common stock of the Company.

d. “Company” shall mean Aurelio Resources Corporation, a Nevada corporation.

e. “Committee” shall mean the Committee appointed by the Board in accordance with paragraph (a) of Section 4 of this Plan, if one is appointed, or the Board if no committee is appointed.

f. “Consultant” shall mean any person who is engaged by the Company or by any Parent or Subsidiary to render consulting services and is compensated for such consulting services, but does not include a director of the Company who is compensated for services as a director only with the payment of a director’s fee by the Company.

g. “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

h. “Employee” shall mean any person, including officers and directors, employed by the Company or by any Parent or Subsidiary. The payment of a director’s fee by the Company shall not be sufficient to constitute “employment” by the Company.

i. “Incentive Stock Option” shall mean an Option which is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and which shall be clearly identified as such in the written Stock Option Agreement provided by the Company to each Optionee granted an Incentive Stock Option under this Plan.

j. “Non-Employee Director” shall mean a director who:

(i) Is not currently an officer (as defined in Section 16a-1(f) of the Securities Exchange Act of 1934, as amended) of the Company or of a Parent or Subsidiary or otherwise currently employed by the Company or by a Parent or Subsidiary.

(ii) Does not receive compensation, either directly or indirectly, from the Company or from a Parent or Subsidiary, for services rendered as a Consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K adopted by the United States Securities and Exchange Commission.

(iii) Does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K adopted by the United States Securities and Exchange Commission.

k. “Nonstatutory Stock Option” shall mean an Option granted under this Plan which does not qualify as an Incentive Stock Option and which shall be clearly identified as such in the written Stock Option Agreement provided by the Company to each Optionee granted a Nonstatutory Stock Option under this Plan. To the extent that the aggregate fair market value of Optioned Stock to which Incentive Stock Options granted under Options to an Employee are exercisable for the first time during any calendar year (under this Plan and all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options under this Plan. The aggregate fair market value of the Optioned Stock shall be determined as of the date of grant of each Option and the determination of which Incentive Stock Options shall be treated as qualified incentive stock options under Section 422 of the Code and which Incentive Stock Options exercisable for the first time in a particular year in excess of the $100,000 limitation shall be treated as Nonstatutory Stock Options shall be determined based on the order in which such Options were granted in accordance with Section 422(d) of the Code.

l. “Option” shall mean an Incentive Stock Option, a Nonstatutory Stock Option or both as identified in a written Stock Option Agreement representing such stock option granted pursuant to this Plan.

m. “Optioned Stock” shall mean the Common Stock subject to an Option.

n. “Optionee” shall mean an Employee or other person who is granted an Option.

o. “Parent” shall mean a “parent corporation” of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

p. “Plan” shall mean this 2006 Stock Option Plan.

q. “Share” shall mean a share of the Common Stock of the Company, as adjusted in accordance with Section 11 of this Plan.

r. “Stock Option Agreement” shall mean the agreement to be entered into between the Company and each Optionee which shall set forth the terms and conditions of each Option granted to each Optionee, including the number of Shares underlying such Option and the exercise price of each Option granted to such Optionee under such agreement.

s. “Subsidiary” shall mean a “subsidiary corporation” of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to this Plan. Subject to the provisions of Section 11 of this Plan, the maximum aggregate number of Shares which may be optioned and sold under this Plan is two million eight hundred thousand (2,800,000) shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless this Plan shall have been terminated, become available for future grant under this Plan.

4. Administration of this Plan.

a. Procedure. This Plan shall be administered by the Board or a Committee appointed by the Board consisting of two or more Non-Employee Directors to administer this Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. Where context allows, references to actions or decisions of the Board shall also include actions or decisions of the Committee, except in section 4c.

(i) Once appointed, the Committee shall continue to serve until otherwise directed by the Board (which for purposes of this paragraph (a)(i) of this Section 4 shall be the Board of Directors of the Company). From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer this Plan.

(ii) Members of the Board who are granted, or have been granted, Options may vote on any matters affecting the administration of this Plan or the grant of any Options pursuant to this Plan.

b. Powers of the Board or Committee. Subject to the provisions of this Plan, the Board or a Committee appointed pursuant to section 4 shall have the authority, in its discretion:

(i) To grant Incentive Stock Options, in accordance with Section 422 of the Code, and Nonstatutory Stock Options or both as provided and identified in a separate written Stock Option Agreement to each Optionee granted such Option or Options under this Plan; provided however, that in no event shall an Incentive Stock Option and a Nonstatutory Stock Option granted to any Optionee under a single Stock Option Agreement be subject to a “tandem” exercise arrangement such that the exercise of one such Option affects the Optionee’s right to exercise the other Option granted under such Stock Option Agreement;

(ii) To determine, upon review of relevant information and in accordance with Section 8(b) of this Plan, the fair market value of the Common Stock;

(iii) To determine the exercise price per Share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of this Plan;

(iv) To determine the Employees or other persons to whom, and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option;

(v) To interpret this Plan;

(vi) To prescribe, amend and rescind rules and regulations relating to this Plan;

(vii) To determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option;

(viii) To accelerate or defer (with the consent of the Optionee) the exercise date of any Option, consistent with the provisions of Section 7 of this Plan;

(ix) To authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and

(x) To make all other determinations deemed necessary or advisable for the administration of this Plan.

c. Effect of Board’s Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other permissible holders of any Options granted under this Plan.

5. Eligibility.

a. Persons Eligible. Options may be granted to any person selected by the Board. Incentive Stock Options may be granted only to Employees. An Employee, who is also a director of the Company, its Parent or a Subsidiary, shall be treated as an Employee for purposes of this Section 5. An Employee or other person who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

b. Vesting. Unless otherwise determined by the Board, the Options granted shall vest on the date of employment of the date of becoming a Non-Employee Director. In the event of a proposed merger, amalgamation, acquisition or other similar event which would result in the shares of the Company being exchanged for shares of another company which are listed on a national public exchange, unless otherwise determined by the Board, the Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Options as to all or any part of the Optioned Stock.

c. No Effect on Relationship. This Plan shall not confer upon any Optionee any right with respect to continuation of employment or other relationship with the Company nor shall it interfere in any way with his right or the Company’s right to terminate his employment or other relationship at any time.

6. Term of Plan. This Plan became effective on September 1, 2006. It shall continue in effect until December 31, 2020 unless sooner terminated under Section 13 of this Plan.

7. Term of Option. The term of each Option shall be 5 years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement.

8. Exercise Price and Consideration.

a. Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but the per Share exercise price under an Incentive Stock Option shall be subject to the following:

(i) If granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall not be less than 110% of the fair market value per Share on the date of grant.

(ii) If granted to any other Employee, the per Share exercise price shall not be less than 100% of the fair market value per Share on the date of grant.

b. Determination of Fair Market Value. The fair market value per Share on the date of grant shall be determined as follows:

(i) If the Common Stock is listed on a nationally recognized exchange, the American Stock Exchange or such other securities exchange or stock quotation system designated by the Board, the fair market value shall be the closing price of the Common Stock as reported by such exchange or system on the day the fair market value is to be determined, or if no such price is reported for such day, then the determination of such closing price shall be as of the last immediately preceding day on which the closing price is so reported;

(ii) If the Common Stock is not so listed or admitted to unlisted trading privileges or so quoted, and bid and asked prices are not reported, the fair market value shall be determined in such reasonable manner as may be prescribed by the Board.

c. Consideration and Method of Payment. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, other shares of Common Stock having a fair market value on the date of exercise equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, a Note secured by the Shares, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under the Nevada General Corporation Law.

9. Exercise of Option.

a. Procedure for Exercise: Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of this Plan.

In the sole discretion of the Board, at the time of the grant of an Option or subsequent thereto but prior to the exercise of an Option, an Optionee may be provided with the right to exchange, in a cashless transaction, all or part of the Option for Common Stock of the Company on terms and conditions determined by the Board.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Stock Option Agreement by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment, as authorized by the Board, may consist of a consideration and method of payment allowable under Section 8(c) and this Section 9(a) of this Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of the duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of this Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of this Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

b. Termination of Status as an Employee. In the case of an Incentive Stock Option, if any Employee ceases to serve as an Employee, he may, but only within such period of time not exceeding thirty (30) days or such other period as is determined by the Board at the time of grant of the Option after the date he ceases to be an Employee of the Company, exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

c. Disability of Optionee. In the case of an Incentive Stock Option, notwithstanding the provisions of Section 9(b) above, in the event an Employee is unable to continue his employment with the Company as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, but only within such period of time not exceeding 12 months as is determined by the Board at the time of grant of the Option from the date of termination, exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

d. Death of Optionee. In the case of an Incentive Stock Option, in the event of the death of the Optionee:

(i) During the term of the Option if the Optionee was at the time of his death an Employee and had been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within 12 months following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the right to exercise would have accrued had the Optionee continued living and remained in Continuous Status as an Employee 12 months after the date of death; or

(ii) Within such period of time not exceeding three months as is determined by the Board at the time of grant of the Option after the termination of Continuous Status as an Employee, the Option may be exercised, at any time within 12 months following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the right to exercise had accrued at the date of termination.

10. Nontransferability of Options. Unless permitted by the Code, in the case of an Incentive Stock Option, the Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

11. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under this Plan but as to which no Options have yet been granted or which have been returned to this Plan upon cancellation or expiration of any Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of the proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another entity in a transaction in which the Company is not the survivor, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of such a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of 30 days from the date of such notice, and the Option will terminate upon the expiration of such period.

12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee or other person to whom an Option is so granted within a reasonable time after the date of such grant. Within a reasonable time after the date of the grant of an Option, the Company shall enter into and deliver to each Employee or other person granted such Option a written Stock Option Agreement as provided in Sections 2(r) and 16 hereof, setting forth the terms and conditions of such Option and separately identifying the portion of the Option which is an Incentive Stock Option and/or the portion of such Option which is a Nonstatutory Stock Option.

13. Amendment and Termination of this Plan.

a. Amendment and Termination. The Board may amend or terminate this Plan from time to time in such respects as the Board may deem advisable:

(i) An increase in the number of Shares subject to this Plan above the Shares designated in Section 3, other than in connection with an adjustment under Section 11 of this Plan;

(ii) Any change in the designation of the class of Employees eligible to be granted Incentive Stock Options; or

(iii) Any material amendment under this Plan that would have to be approved by the shareholders of the Company for the Board to continue to be able to grant Incentive Stock Options under this Plan.

b. Effect of Amendment or Termination. Any such amendment or termination of this Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, applicable state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of legal counsel for the Company with respect to such compliance.

As a condition to the existence of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares and such other representations and warranties which in the opinion of legal counsel for the Company, are necessary or appropriate to establish an exemption from the registration requirements under applicable federal and state securities laws with respect to the acquisition of such Shares.

15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any Share hereunder, shall relieve the Company of any liability relating to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16. Stock Option Agreement. Each Option granted to an Employee or other persons shall be evidenced by a written Stock Option Agreement in such form as the Board shall approve.

17. Information to Optionees. The Company shall provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports and other information which are provided to all shareholders of the Company. The Company shall not be required to provide such information if the issuance of Options under this Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.

18. Gender. As used herein, the masculine, feminine and neuter genders shall be deemed to include the others in all cases where they would so apply.

19. CHOICE OF LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS PLAN AND THE INSTRUMENTS EVIDENCING OPTIONS WILL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF NEVADA.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan effective as of September 15, 2006.

Aurelio Resource Corporation a Nevada corporation

By:	/s/ Frederik Warnaars
Dr. Fred Warnaars, President and CEO

AURELIO RESOURCE CORPORATION

PROXY

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 18, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Fred Warnaars or failing him, Stephen Doppler, and either of them as Proxies, each with the power to appoint his/her substitute, and authorizes them to represent and to vote, as designated below, all of the shares of common stock of which the undersigned is entitled to vote at the annual meeting of shareholders to be held on May 18, 2007 at 11:00 a.m. at the Copper Queen Hotel, 11 Howell Avenue, Bisbee, Arizona and any adjournments thereof, on the matters, set forth below:

	In Favor	Withhold Vote
1. To elect as a director
Frederik Warnaars	☐	☐
Stephen Doppler	☐	☐
David S. Johnson	☐	☐
Stephen R. Stine	☐	☐
Allan J. Marter	☐	☐

2. To ratify the selection of Mason Russell West, LLC, Certified Public Accountants, as the Company’s independent auditor.

	In Favor	Abstain
	☐	☐

3. To ratify the Company’s 2006 Stock Option Plan.	☐	☐

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual meeting of shareholders.

This proxy will be voted as directed or, if no direction is indicated, this proxy will be voted for every item listed above.

Dated:                            , 2007

Name

Signature

Signature if shares held jointly

This proxy should be signed by the shareholder exactly as his/her name appears hereon, when shares are held jointly, both owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Pease mark, sign, date, and return proxy card promptly using the enclosed envelope.